Exhibit 99.1

Presidio Property Trust Announces Pricing of $1.74 Million Public Offering of Series D Preferred Stock

San Diego, CA – June 20, 2024 – (NASDAQ: SQFT) Presidio Property Trust, an internally managed, diversified real estate investment trust (“REIT”), today announced the pricing of its public offering of 109,054 shares of its 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock par value $0.01 per share (the “Series D Preferred Stock”) at a price to the public of $16.00 per share. Gross proceeds from the offering are expected to be approximately $1.74 million, before deducting underwriting discounts and offering expenses.

The offering is expected to close on or about June 24, 2024, subject to the satisfaction of customary closing conditions.

The Benchmark Company, LLC is acting as sole bookrunning manager for the offering.

A shelf registration statement on Form S-3 and an accompanying prospectus (File No. 333-278960), relating to the shares of Series D Preferred Stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (“SEC”) on April 26, 2024 and declared effective by the SEC on May 17, 2024. A preliminary prospectus supplement relating to the proposed offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A final prospectus supplement describing the terms of the proposed offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained, when available, from The Benchmark Company, LLC, 150 East 58th Street, 17th floor, New York, NY 10155, by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com ..

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the preliminary prospectus relating to the offering and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244